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                                                                     EXHIBIT 3.1

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                         LUMINENT MORTGAGE CAPITAL, INC.

        LUMINENT CAPITAL MORTGAGE, INC., a Maryland corporation (the "Corporation"), having its principal office in the State of Maryland, c/o The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland, 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Corporation desires to, and does hereby, amend and restate its charter (this "Charter") as currently in effect and as hereinafter amended.

        SECOND: The following provisions are all the provisions of this Charter currently in effect and as hereinafter amended and restated:

                                    ARTICLE I

                                      NAME

        The name of the Corporation is:

                         LUMINENT MORTGAGE CAPITAL, INC.

                                   ARTICLE II

                                    PURPOSES

        The purpose for which the Corporation is formed is to engage in any lawful business or other activity (including, without limitation or obligation, engaging in business as a REIT) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of this Charter, "REIT" means a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code").

                                   ARTICLE III

                          PRINCIPAL OFFICE IN MARYLAND

        The address of the principal office of the Corporation in Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

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                                   ARTICLE IV

                                 RESIDENT AGENT

        The name of the resident agent of the Corporation in Maryland is The Corporation Trust Incorporated, whose address is 300 East Lombard Street, Baltimore, Maryland 21202.

        The resident agent is a Maryland corporation.

                                    ARTICLE V

                                      STOCK

        5.1     Authorized Shares of Capital Stock.

                (a) Authorized Shares. The total number of shares of stock of all classes that the Corporation has authority to issue is One Hundred Ten Million (110,000,000) shares of stock, consisting of: (i) One Hundred Million (100,000,000) shares of Common Stock, each having a par value of one-tenth of one cent ($0.001) ("Common Stock"); and (ii) Ten Million (10,000,000) shares of Preferred Stock, each having a par value of one-tenth of one cent ($0.001) ("Preferred Stock"), which may be issued in one or more classes or series as described in Section 5.6 hereof. The Common Stock and each class or series of the Preferred Stock shall each constitute a separate class of stock of the Corporation.

        The Board of Directors of the Corporation (the "Board of Directors") may classify and reclassify any unissued shares of Capital Stock (as defined below) in accordance with Section 5.7 hereof.

                (b) Terminology and Aggregate Par Value. The Common Stock and Preferred Stock are collectively referred to herein as "Capital Stock." The aggregate par value of all the Corporation's authorized Capital Stock having par value is $110,000.00.

        5.2     Restrictions on Transfer and Ownership of Capital Stock.

        Subsequent to the Initial Date (as defined below) and until the Restriction Termination Date (as defined below), all Capital Stock of the Corporation shall be subject to the following restrictions and limitations:

                (a) Definitions. For purposes of this Article V and the interpretation of the stock legends set forth herein, the following terms shall have the following meanings:

                "Acquire" shall mean the acquisition of Beneficial Ownership or Constructive Ownership of Capital Stock, whether by a Transfer, Non-Transfer Event or by any other means, including, without limitation, acquisition pursuant to the exercise of the Acquisition Rights or any other option, warrant, pledge or other security interest or similar right to acquire Capital Stock, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner, each as defined below.

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                "Acquisition Rights" shall mean rights to Acquire Capital Stock pursuant to: (i) the exercise of any option or warrant issued by the Corporation; or (ii) any pledge of Capital Stock.

                "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of Capital Stock either directly or indirectly, including directly or indirectly under Section 542(a)(2) of the Code, taking into account, for this purpose, constructive ownership determined under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

                "Charitable Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 5.5(a) hereof.

                "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                "Constructive Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such Capital Stock either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructively Own," "Constructively Owned" and "Constructive Owner" shall have the correlative meanings.

                "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 5.2(f), and subject to adjustment pursuant to
Section 5.2(h), the percentage limit on Beneficial Ownership or Constructive Ownership of shares of Capital Stock established by the Board of Directors pursuant to Section 5.2(f); provided, however, that no percentage limit shall be set if, after the Excepted Holder Acquires Capital Stock up to that limit, five Persons could Beneficially Own or Constructively Own, in the aggregate, more than 50% in value of the shares of Capital Stock then outstanding.

                "Initial Date" shall mean the first date upon which the Corporation consummates a private placement of Common Stock whereby the Corporation receives net proceeds from the issuance and sale of shares of Common Stock in such private placement of not less than $15 million.

                "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price" on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way,

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for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Board of Directors.

                "MGCL" shall mean the Maryland General Corporation Law, as amended from time to time.

                "NYSE" shall mean the New York Stock Exchange, Inc.

                "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit (or would cause the Corporation to fail to qualify as a REIT), including, without limitation, a change in the capital structure of the Corporation.

                "Ownership Limit" shall mean not more than 9.8% of the lesser of the aggregate number or the aggregate value of the outstanding shares of any class or series of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors, which determination shall be conclusive for all purposes hereof.

                "Person" shall mean an individual, corporation, partnership, limited liability company or partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, provided, however, that this shall not include an underwriter which participates in a registered public offering of the Corporation's Capital Stock (or securities convertible into or exchangeable for Capital Stock) or an initial purchaser which participates in a private placement of shares of the Corporation's Capital Stock (or securities convertible into or exchangeable for Capital Stock), but only for a period of ninety (90) days following the date of purchase of shares of Capital Stock by the underwriter in such public offering or the initial purchaser in such private placement and only to the extent that purchases of shares of Capital Stock by such underwriter or initial purchaser in such public offering or private placement are necessary to facilitate such public offering or private placement.

                "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 5.2(b), would Beneficially Own or Constructively Own

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shares of Capital Stock, and if appropriate in the context, shall also mean any
Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

                "Restriction Termination Date" shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 7.3 of this Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

                "Stock-in-Trust" shall mean any Capital Stock designated Stock-in-Trust pursuant to Section 5.5(a).

                "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock (including without limitation (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock or (ii) the sale, transfer, assignment or other disposition or grant of any Acquisition Rights or other securities or rights convertible into or exchangeable for Capital Stock, or the right to vote or receive dividends on Capital Stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise. "Transfer" shall also include any transfer of interests in other entities, and any change in relationship between two or more Persons, that results in a change in Beneficial Ownership or Constructive Ownership of Capital Stock, whether by operation of law or otherwise. "Transfer" (as a verb) shall have a correlative meaning.

                "Trust" shall mean any separate trust created pursuant to
Section 5.5(a) below and administered in accordance with the terms of Section
5.5 hereof, for the exclusive benefit of any Charitable Beneficiary.

                "Trustee" shall mean the trustee of the Trust, which is selected by the Corporation but not affiliated with the Corporation or a Prohibited Owner, and any successor trustee appointed by the Corporation.

                (b)     Ownership Limitation and Transfer Restrictions.

                        (i) Except as provided in Section 5.2(f) below, from and after the Initial Date and prior to the Restriction Termination Date:

                                (w)     no Person shall Beneficially Own or
Constructively Own Capital Stock in excess of the Ownership Limit;

                                (x)     no Person shall Acquire Capital Stock,
if, as a result of such action, the Capital Stock would be beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution under the Code);

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                                (y)     no Person shall Acquire Capital Stock or
any interest therein if, as a result of such acquisition, the Corporation would be "closely held" within the meaning of Section 856(h) of the Code or would otherwise fail to qualify as a REIT, as the case may be; and

                                (z)     no Person shall Acquire Capital Stock or
any interest therein if, as a result of such acquisition, the Corporation would Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, or would otherwise fail to qualify as a REIT, as the case may be.

                        (ii) Any Transfer that would result in a violation of the restrictions in subsection (b)(i) above, shall be void ab initio as to the purported Transfer of such number of shares of Capital Stock that would cause the violation of the applicable restriction in subsection (b)(i), and the Prohibited Owner shall acquire no rights in such shares of Capital Stock.

                (c)     Automatic Transfer to Trust.

                        (i) If, notwithstanding the other provisions contained in this Article V, at any time from and after the Initial Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit, then, except as otherwise provided in Section 5.2(f) below, (x) the Prohibited Owner shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the shares of Capital Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Capital Stock which would cause such Prohibited Owner to Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit (rounded up to the nearest whole share), (y) such number of shares of Capital Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Stock-in-Trust and, in accordance with the provisions of Section 5.5(a) below, transferred automatically and by operation of law to the Trust to be held in accordance with
Section 5.5 hereof, and (z) such Prohibited Owner shall submit such number of shares of Capital Stock to the Trust for registration in the name of the Trustee. Any Prohibited Owner shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding title to the shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares which would cause such person to own shares in excess of the Ownership Limit. Such transfer to a Trust and the designation of shares as Stock-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                        (ii) If, notwithstanding the other provisions contained in this Article V, at any time from and after the Initial Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the Capital Stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (iv) cause the Corporation to otherwise fail to qualify as a REIT, as the case may be, then (x) the Prohibited Owner shall acquire no right or interest (or, in the case of

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a Non-Transfer Event, the person holding record title to the Capital Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Capital Stock, the ownership of which by such Prohibited Owner would (A) result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's property, within the meaning of Section 856(d)(2)(B) of the Code, or (D) would otherwise cause the Corporation to fail to qualify as a REIT, as the case may be, (y) such number of shares of Capital Stock (rounded up to the nearest whole share) shall be designated Stock-in-Trust and, in accordance with the provisions of Section 5.5(a) below, transferred automatically and by operation of law to the Trust to be held in accordance with Section 5.5 hereof, and (z) the Prohibited Owner shall submit such number of shares of Capital Stock to the Trust for registration in the name of the Trustee.

                (d) Remedies for Breach. If the Board of Directors or an authorized designee shall at any time determine that a purported Transfer of Capital Stock has taken place in violation of Section 5.2(b) above or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Capital Stock of the Corporation in violation of Section 5.2(b) above, the Board of Directors or an authorized designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer or acquisition on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition; provided, however, that any Transfer, attempted Transfer, acquisition or attempted acquisition in violation of Section 5.2(b)(i) above shall automatically result in the transfer described in Section 5.2(c) above, irrespective of any action (or non-action) by the Board of Directors, except as provided in Section 5.2(f) below.

                (e)     Notice of Restricted Transfer.

                        (i) Any Person who acquires or attempts to Acquire Capital Stock in violation of Section 5.2(b) above, and any Person who is a Prohibited Owner of Capital Stock that is transferred to a Trust under Section 5.2(c) above, shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or such Non-Transfer Event on the Corporation's status as a REIT.

                        (ii) From and after the Initial Date and prior to the Restriction Termination Date every Beneficial Owner or Constructive Owner of more than 5%, in the case that the Corporation has 2,000 or more stockholders of record, or 1%, in the case that the Corporation has more than 200 but fewer than 2,000 stockholders of record, or such other percentage as may be provided from time to time in the pertinent income tax regulations promulgated under the Code, of the number or value of the outstanding shares of Capital Stock of the Corporation shall, within 30 days after the end of each taxable year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Capital Stock Beneficially or Constructively Owned, and a description of the manner in which such shares are held. Each such Beneficial Owner or Constructive Owner shall

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provide to the Corporation such additional information that the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit; and

                        (iii) From and after the Initial Date and prior to the Restriction Termination Date, each Person who is a Beneficial Owner or Constructive Owner of Capital Stock of the Corporation and each Person (including the stockholder of record) who is holding Capital Stock of the Corporation for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may reasonably request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance and to ensure compliance with the Ownership Limit.

                (f) Exemption. The Board of Directors may, but shall in no case be required to, exempt a Person (the "Excepted Holder") from the Ownership Limit and establish an Excepted Holder Limit for such Excepted Holder, if the Board of Directors concludes that no Person will, as the result of the ownership of Capital Stock by the Excepted Holder, be considered to have Beneficial Ownership or Constructive Ownership of an amount of Capital Stock that will violate the restrictions contained in Sections 5.2(b)(i)(x), 5.2(b)(i)(y) or 5.2(b)(i)(z) above; provided, that:

                        (i)     the Board of Directors obtains such
representations and undertakings from each of the Excepted Holder and such other Persons as are reasonably necessary to ascertain that no individual's (as defined in Section 542(c)(2) of the Code) Beneficial Ownership or Constructive Ownership of Capital Stock will violate the Ownership Limit or the restrictions contained in Sections 5.2(b)(i)(x), 5.2(b)(i)(y) or 5.2(b)(i)(z);

                        (ii) each of the Excepted Holder and such other Persons does not own and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

                        (iii) the Excepted Holder agrees that any violation or attempted violation of any conditions invoked by the Board of Directors will result in such transfer to the Trust of Capital Stock pursuant to Section 5.2(c) hereof.

In making any determination to exempt a Person from the Ownership Limit, the Board of Directors may, in its sole discretion, but shall be under no obligation to, require a certified copy of a ruling from the Internal Revenue Service or an opinion of counsel, both in form and substance satisfactory to the Board of Directors.

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Notwithstanding the receipt of any such ruling or opinion, the Board of
Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

Unless and until a Person is exempted from the Ownership Limit by the Board of Directors, the Ownership Limit shall apply to such Person, notwithstanding the fact that if such Person were otherwise to Acquire Capital Stock in excess of the Ownership Limit, such Acquisition would not adversely affect the Corporation's qualification as a REIT under the Code.

                (g) Legend. For so long as the Board of Directors deems appropriate, each certificate for shares of Capital Stock shall bear substantially the following legend:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST ("REIT") UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE CORPORATION'S CAPITAL STOCK IN EXCESS OF 9.8% OF THE LESSER OF THE AGGREGATE NUMBER OR THE AGGREGATE VALUE OF THE OUTSTANDING SHARES OF ANY CLASS OR SERIES OF CAPITAL STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE."

                (h) Modification of Ownership Limit. Subject to Section 7.3, the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease shall only be made prospectively as to subsequent holders of Capital Stock, unless the decrease is as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately; provided, further, that no increase shall be made if, after

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giving effect to such increase, five Persons could Beneficially Own or
Constructively Own, in the aggregate, more than 50% in value of the shares of Capital Stock then outstanding; provided, further, that prior to the modification of the ownership limitations, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

        5.3     ERISA Restrictions on Transfer and Ownership of Capital Stock.

                (a) Definitions. For purposes of this Section 5.3, the following terms shall have the following meanings:

                "Benefit Plan Investor" shall mean (i) an employee benefit plan (as defined by Section 3(3) of ERISA), whether or not it is subject to Title I of ERISA; (ii) a plan described in Section 4975(e)(1) of the Code; (iii) an entity whose underlying assets include the assets of any plan described in clause (i) or (ii) above by reason of the plan's investment in such entity; or
(iv) an entity that otherwise constitutes a "benefit plan investor" within the meaning of the Plan Asset Regulation.

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                "Fair Market Value" shall mean the fair market value as determined at the sole discretion of the Chief Executive Officer or the Board of Directors of the Corporation.

                "Plan Asset Regulation" shall mean the plan asset regulation promulgated by the Department of Labor under ERISA at 29 C.F.R.
Section2510.3-101.

                "25% Limit" shall mean ownership by Benefit Plan Investors, in the aggregate, of 25% or more of the value of any class of equity interest in the Corporation (calculated by excluding the value of any interest held by any person, other than a Benefit Plan Investor, who has discretionary authority or control with respect to the assets of the Corporation or any person who provides investment advice to the Corporation for a fee (direct or indirect) with respect to such assets, or any affiliate of such person).

                (b) Ownership Limitations. Commencing on the Initial Date and terminating as provided in Section 5.3(d) below, no Benefit Plan Investor may acquire shares of Capital Stock if aggregate Benefit Plan Investor ownership of Capital Stock would meet or exceed the 25% Limit. Prior to shares of Capital Stock qualifying as a class of "publicly-offered securities" or the availability of another exception to the "look-through" rule (i.e., the provisions of paragraph (a)(2) of the Plan Asset Regulation), transfers of shares of Capital Stock to Benefit Plan Investors that would increase aggregate Benefit Plan Investor ownership of shares of Capital Stock to a level that would meet or exceed the 25% Limit will be void ab initio as to the purported transfer of such number of shares of Capital Stock that would cause aggregate Benefit Plan Investor ownership to meet or exceed the 25% Limit, and the purported transferee shall acquire no rights in such shares of Capital Stock. If, notwithstanding the other provisions of this Section 5.3, at any time from and after the Initial Date and prior to the date provided in Section 5.3(d) below, there is a purported transfer of shares of Capital Stock to a Benefit Plan Investor such that the aggregate number of shares of Capital Stock owned by Benefit Plan Investors, but for the operation of this sentence, would meet or exceed the 25% Limit, (i) shares of Capital Stock held by the transferee Benefit Plan Investor shall be deemed to be Stock-in-Trust, to the extent necessary to reduce aggregate Benefit Plan Investor ownership of shares of Capital Stock below the 25% Limit, (ii) such number of shares of Capital Stock (rounded up to the nearest whole share) shall be transferred automatically and by operation of law to a Trust (as described in Section 5.2(a) above) to be held in accordance with this Section 5.3 and otherwise in accordance with applicable provisions of this Article V, provided that any references therein to ownership limitations shall be deemed references to the ownership limitations set forth in this Section 5.3(b), and (iii) the transferee Benefit Plan Investor purportedly owning such Stock-in-Trust shall submit such number of shares of Capital Stock for registration in the name of the Trust. If, notwithstanding the other provisions of this Section 5.3, at any time from and after the Initial Date and prior to the date provided in Section 5.3(d) below, there is a purported transfer of shares of Capital Stock to a non-Benefit Plan Investor, such that the aggregate number of shares of Capital Stock owned by Benefit Plan Investors, but for the operation of this sentence, would exceed the 25% Limit,
(i) shares of Capital Stock held by Benefits Plan Investors shall be deemed to be Stock-in-Trust, pro rata, to the extent necessary to reduce aggregate Benefit Plan Investor ownership of shares of Capital Stock below the 25% Limit, (ii) such number of shares of Capital Stock (rounded up, in the case of each holder, to the nearest whole number of share) shall be transferred automatically and by operation of law to a Trust (as described in Section 5.2(a) above) to be held in accordance with this Section 5.3 and otherwise in accordance with the applicable provisions of this Article V, provided that any references therein to ownership limitations shall be deemed references to the ownership limitations set forth in this Section 5.3(b), and (iii) the Benefit Plan Investors previously owning such Stock-in-Trust shall submit such number of shares of Capital Stock for registration in the name of the Trust. Such transfer to a Trust and the designation of shares of Capital Stock as Stock-in-Trust shall be effective as of the close of business on the Business Day prior to the date of the event that otherwise would have caused aggregate Benefit Plan Investor ownership of shares of Capital Stock to meet or exceed the 25% Limit.

                (c) Transfers to Non-Benefit Plan Investors. During the period prior to the discovery of the existence of the Trust by the Board of Directors, any transfer of shares of Capital Stock by a Benefit Plan Investor to a non-Benefit Plan Investor shall reduce the number of Stock-in-Trust on a one-for-one basis, and to that extent such shares shall cease to be designated as Stock-in-Trust and shall be returned, effective at exactly the time of the transfer to the non-Benefit Plan Investor, automatically and without further action by the Corporation or the Benefit Plan Investor, to the Benefit Plan Investor that would have been the transferee of the Stock-in-Trust but for the restrictions in Section 5.3(b) above (or, if the Stock-in-Trust resulted from a purported transfer to a non-Benefit Plan Investor, then to Benefit Plan Investors (or their transferees, if applicable), pro rata, in accordance with the Benefit Plan Investors' prior holdings). After the discovery of the existence of the Trust, but prior to the redemption of all discovered Stock-in-Trust and/or the submission of all discovered Stock-in-Trust for registration in the name of the Trust, any transfer of shares of Capital Stock by a Benefit Plan Investor to a non-Benefit Plan Investor shall reduce the number of Stock-in-Trust on a one-for-one basis, and to that extent such shares shall cease to be designated as Stock-in-Trust and shall be returned, automatically and without further action by the Corporation or the Benefit Plan Investors, to the Benefit Plan Investors (or their transferees, if applicable), pro rata, in accordance with the Benefit Plan Investors' prior holdings; provided, however, that this sentence shall not apply in the case of a purported transfer to a Benefit Plan Investor that violated the restrictions in
Section 5.3(b) above and thereby resulted in Stock-in-Trust.

                (d) Termination. This Section 5.3 shall cease to apply and all Stock-in-Trust designated as such pursuant to this Section 5.3 shall cease to be designated as Stock-in-Trust and shall be returned, automatically and by operation of law, to their purported owners, all of which shall occur at such time as shares of Capital Stock qualify as a class of "publicly-offered securities" or if another exception to the "look-through" rule under the Plan Asset Regulation applies.

                (e) Legend. For so long as the Board of Directors deems appropriate, each certificate for shares of Capital Stock shall bear substantially the following legend:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER TO PREVENT THE CORPORATION'S ASSETS FROM BEING TREATED AS PLAN ASSETS UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"). SUBJECT TO FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CHARTER, PRIOR TO THE DATE (I) THE COMMON STOCK QUALIFIES AS A CLASS OF "PUBLICLY-OFFERED SECURITIES," OR (II) THE CORPORATION COMPLIES WITH ANOTHER AVAILABLE EXCEPTION UNDER THE PLAN ASSET REGULATIONS ISSUED BY THE DEPARTMENT OF LABOR, THE CORPORATION WILL NOT ALLOW THE SALE, TRANSFER OR DISPOSITION OF THE COMMON STOCK, OTHER EQUITY SECURITIES OR INTERESTS THEREIN UNLESS, FOLLOWING SUCH SALE, TRANSFER OR DISPOSITION, LESS THAN 25% OF THE VALUE OF THE COMMON STOCK AND ANY OTHER CLASS OF SECURITY THAT IS TREATED AS AN EQUITY INTEREST IN THE CORPORATION FOR PURPOSES OF THE PLAN ASSET REGULATIONS IS HELD BY (A) EMPLOYEE BENEFIT PLANS (AS DEFINED IN SECTION 3(3) OF ERISA), WHETHER OR NOT SUBJECT TO TITLE I OF ERISA),
        (B) PLANS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE, (C) ENTITIES WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITIES, OR (D) ENTITIES THAT OTHERWISE CONSTITUTE "BENEFIT PLAN INVESTORS" WITHIN THE MEANING OF THE PLAN ASSET REGULATIONS, WITH SUCH PERCENTAGE DETERMINED WITHOUT REGARD TO THE VALUE OF ANY SUCH INTERESTS HELD BY SENECA CAPITAL MANAGEMENT, LLC, OTHER PERSONS WITH AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE CORPORATION OR THEIR AFFILIATES (OTHER THAN BENEFIT PLANS INVESTORS). ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED

        TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE."

        5.4     Common Stock. Subject to the provisions of Sections 5.2, 5.5 and
5.6 of this Article V, the Common Stock shall have the following preferences, voting powers, restrictions, limitations as to dividends and such other rights as may be afforded by law.

                (a) Voting Rights. Except as may otherwise be required by law and subject to any preferences of any class or series of Capital Stock hereinafter classified or reclassified, each holder of Common Stock shall have one vote in respect of each share of Common Stock on all actions to be taken by the stockholders of the Corporation, and, except as otherwise provided in respect of any class or series of Capital Stock, hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of shares of Common Stock.

                (b) Dividend Rights. Subject to the provisions of law and any preferences of any class or series of Capital Stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class or series of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable and the holders of shares of Common Stock shall share ratably in any such dividends, in proportion to the number of shares of Common Stock held by them respectively, on a share for share basis.

                (c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary of involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class or series of Capital Stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up on the Corporation are entitled, together with the holders of any other class or series of Capital Stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

        5.5     Stock-in-Trust.

                (a) Ownership in Trust. Upon any purported Transfer or other event described in Sections 5.2(c) or 5.3(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be designated Stock-In-Trust and shall be deemed to have been transferred to a Trustee as trustee of such Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trust, and subsequent designation of Capital Stock as Stock-in-Trust, pursuant to Sections 5.2(c) or 5.3(b) above shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or Non-Transfer Event that results in the transfer to the Trust. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 5.5(f) below.

                (b) Status of Stock-in-Trust. Stock-in-Trust shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in Stock-in-Trust. The Prohibited Owner shall not benefit economically from ownership of any Stock-in-Trust, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to Stock-in-Trust.

                (c) Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Stock-in-Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Stock-in-Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee, and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article V, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

                (d) Sale of Stock-in-Trust by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust and designated Stock-in-Trust, the Trustee of the Trust shall sell the Stock-in-Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Sections 5.2(b)(i) or 5.3(b) or otherwise adversely affect the Corporation's ability to qualify as a REIT. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 5.5(d). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares (e.g., in the case of a gift, devise or other such transaction) and which resulted in the transfer of the shares to the Trust, the Market Price of the shares on the date of such Non-Transfer Event or Transfer, and (2) the price per share received by the Trustee from the sale or other disposition of the Stock-in-Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee and designated Stock-in-Trust, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust, and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this
Section 5.5(d), such excess shall be paid to the Trustee upon demand.

                (e) Purchase Right in Stock-in-Trust. Stock-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such Stock-in-Trust (or, in the case of a devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event), and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to
Section 5.5(d) above. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

                (f) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Sections 5.2(b) in the hands of such Charitable Beneficiary, and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

        5.6 Preferred Stock. The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued class or series of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends on shares of such class shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such class shall be cumulative; the voting rights, if any, to be provided for shares of such class; the rights, if any, which the holders of shares of such class shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such class shall have to convert such shares into or exchange such shares for shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; and the redemption rights (including sinking fund provisions), if any, for shares of such class or series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such class or series and to increase or decrease the number of shares of any class or series prior to the issuance of shares of that class and to increase or decrease the number of shares of any class or series subsequent to the issuance of shares of that class or series, but not to decrease such number below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

        5.7     Classification and Reclassification of Capital Stock.

                (a) Subject to the foregoing provisions of this Charter, the power of the Board of Directors to classify and reclassify any of the unissued shares of Capital Stock shall include, without limitation, subject to the provisions of this Charter, authority to classify or reclassify any unissued shares of such Capital Stock into shares of Common Stock or shares of a class or classes or series of Preferred Stock, preference stock, special stock or other stock, by determining, fixing, or altering one or more of the following:

                        (i) The distinctive designation of such class or series and the number of shares to constitute such class or series, provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this Section.

                        (ii) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                        (iii) Whether or not shares of such class or series shall have voting rights and, if so, the terms of such voting rights.

                        (iv) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

                        (v) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                        (vi) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

                        (vii) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any Capital Stock of the Corporation, or upon any other action of the Corporation, including action under
Section 5.1 and this Section, and, if so, the terms and conditions thereof.

                        (viii) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and this Charter of the Corporation.

                (b) For the purposes hereof and of any articles supplementary to this Charter providing for the classification or reclassification of any shares of Capital Stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of Capital Stock of the Corporation shall be deemed to rank:

                        (i) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

                        (ii) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

                        (iii) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

        5.8 Settlement. Nothing in this Article V shall be interpreted to preclude the settlement of any transaction entered into through the facilities of the NYSE any other national securities exchange or The Nasdaq National Market system, but the Capital Stock which is the subject of such transaction shall continue to be subject to the terms of this Article V subsequent to such settlement.

        5.9 Remedies Not Limited. Subject to Section 5.8 above, nothing contained in this Article V shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT. Without limiting the foregoing, the Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article V.

        5.10 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article V, including any definition contained in
Section 5.2(a), the Board of Directors shall have the power to determine the application of the provisions of this Article V with respect to any situation based on the facts known to it.

        5.11 Severability. If any provision of this Article V or any application of any such provision is determined to be invalid by a federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

        5.12 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

                                   ARTICLE VI

                             THE BOARD OF DIRECTORS

        6.1 Number and Classifications of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be five
(5), which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors and the Class (as defined below) of each such director who shall serve until their respective successors are duly elected and qualified are:

                        Gail P. Seneca          Class II
                        Albert J. Gutierrez     Class I
                        Bruce A. Miller         Class III
                        John McMahan            Class I
                        Robert B. Goldstein     Class II

        6.2 Classified Board. The directors (other than any director elected solely by holders of one or more classes or series of Preferred Stock) shall be classified, with respect to the terms for which they severally hold office, into three classes (each, a "Class"), as nearly equal in number as possible, the Class I directors to hold office initially for a term expiring at the annual meeting of stockholders in 2004, the Class II directors to hold office initially for a term expiring at the annual meeting of stockholders in 2005 and the Class III directors to hold office initially for a term expiring at the annual meeting of stockholders in 2006, with the members of each Class to hold office until their successors are duly elected and qualified. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified.

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

        6.3 Filling Vacancies. The directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

        6.4 No Cumulative Voting. Stockholders shall not be entitled to cumulative voting rights with respect to the election of directors.

        6.5 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time by the stockholders, but only for cause and then only by the affirmative vote of at least two thirds (66 2/3%) of the votes entitled to be cast by the stockholders generally in the election of directors. For the purposes of this Section 6.5, "cause" shall mean, with respect to any particular director, a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

        6.6 Reserved Powers of the Board of Directors. The enumeration and definition of particular powers of the Board of Directors included in the foregoing provisions of Article VI or the provisions of Article VII shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of this Charter, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the general laws of the State of Maryland now or hereafter in force.

                                   ARTICLE VII

                        RIGHTS AND POWERS OF CORPORATION,
                         BOARD OF DIRECTORS AND OFFICERS

        In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, and without limiting any other procedures available by law or otherwise to the Corporation, the powers of the Corporation and of the directors and stockholders shall include the following:

        7.1 Authorization by Board of Directors of Stock Issuances. The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of any class or series of Capital Stock, whether now or hereafter authorized, or securities convertible into any class or series of Capital Stock, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors (or without consideration in the case of a stock split or dividend) and without any action by the stockholders.

        7.2 No Preemptive Rights. Except as may provided by the Board of Directors in authorizing the issuance of shares of Preferred Stock pursuant to
Section 5.6 of this Charter, no

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

holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe to or purchase (i) any shares of Capital Stock of the Corporation, (ii) any warrants, rights, or options to purchase any such shares, or (iii) any other securities of the Corporation or obligations convertible into any shares of Capital Stock of the Corporation or such other securities or into warrants, rights or options to purchase any such shares or other securities.

        7.3 REIT Qualification. From and after the Initial Date and prior to the Restriction Termination Date, the Board of Directors shall use its commercially reasonable efforts to cause the Corporation to qualify for United States federal income tax treatment as a REIT in accordance with the provisions of the Code applicable to a REIT and shall not take any action which could adversely affect the ability of the Corporation to qualify as a REIT. In furtherance of the foregoing, the Board of Directors shall use its commercially reasonable efforts to take such actions as are necessary or appropriate, and may take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Corporation as a REIT; provided, however, that if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article V hereof is no longer required for REIT qualification.

        7.4 Powers of the Board of Directors. The Board of Directors shall, consistent with applicable law, have the power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws of the Corporation, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

        7.5     Extraordinary Actions. Except as specifically provided in
Section 6.5 (relating to removal of directors) and except as specifically provided in the next sentence of this Section 7.5, notwithstanding any provision of law requiring a greater proportion of the votes entitled to be cast by the stockholders in order to take or approve any action, such action shall be valid and effective if taken or approved by the affirmative vote of a majority of all votes entitled to be cast by the stockholders on the matter. Amendments, alterations and modifications of Section 6.5 shall require the affirmative vote of at least two-thirds (66 2/3%) of the votes entitled to be cast by stockholders on the matter.

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        7.6     Advisor Agreements. Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization (including, without limitation, any affiliate of the Corporation and/or its directors) whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization (including, without limitation, any affiliate of the Corporation and/or its directors) shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

        7.7 Conflicts of Interest. Any director or officer of the Corporation individually, or any firm of which any director or officer may be a member, or any corporation or association of which any director or officer may be a director or officer or in which any director or officer may be interested as the holder of any amount of its stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided, however, that (a) such fact shall have been disclosed or shall have been known to the Board of Directors or the committee thereof that approved such contract or transaction and such contract or transaction shall have been approved or satisfied by the affirmative vote of a majority of the disinterested directors, or (b) such fact shall have been disclosed or shall have been known to the stockholders entitled to vote, and such contract or transaction shall have been approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity, or (c) the contract or transaction is fair and reasonable to the Corporation. Any director of the Corporation who is also a director or officer of or interested in such other corporation or association, or who, or the firm of which he or she is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if he or she were not such director or officer of such other corporation or association or were not so interested or were not a member of a firm so interested.

        7.8 Amendment of Charter. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Charter, in the manner now or hereafter prescribed by statute and by this Charter, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE VIII

                                 INDEMNIFICATION

        The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a

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

party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, while a director or officer is or was serving at the request of the Corporation as a director, officer, agent, trustee, partner, member or employee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. Any repeal or modification of this Article VIII shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

        The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.

        The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                                   ARTICLE IX

                             LIMITATION ON LIABILITY

        To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted from time to time, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders, or any of them, for money damages. Neither the amendment nor the repeal of this
Article IX, nor the adoption of any other provision in this Charter inconsistent with this Article IX, shall eliminate or reduce the protection afforded by this
Article IX to a director or officer of the Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this
Article IX would have accrued or arisen, prior to such amendment, repeal or adoption.

        THIRD: The amendment to and restatement of this Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

        FOURTH: The current address of the principal office of the Corporation in the State of Maryland is as set forth in Article III of the foregoing amendment and restatement of this Charter.

        FIFTH: The name and address of the current resident agent of the Corporation in the State of Maryland is as set forth in Article IV of the foregoing amendment and restatement of this Charter.

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        SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VI of the foregoing amendment and restatement of this Charter.

        SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 1,000,000 shares, each having a par value of one-tenth of one cent ($0.001), all of one class. The aggregate par value of all shares of stock having par value was $1,000.

        EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of this Charter is 110,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, each having a par value of one-tenth of one cent ($0.001), and 10,000,000 shares of Preferred Stock, each having a par value of one-tenth of one cent ($0.001), which may be issued in one or more classes. The aggregate par value of all authorized shares of stock having par value is $110,000.00

        NINTH: The undersigned Chairman of the Board acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board acknowledges that, to the best of her knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chairman of the Board and attested to by its Secretary as of the 5th day of June, 2003.

                                        By:  /s/ Gail Seneca
                                           --------------------------
                                           Gail Seneca
                                           Chairman of the Board

ATTEST:


By:  /s/ Peter T. Healy
   -----------------------------
   Peter T. Healy
   Secretary

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